EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY EMERGING MARKETS LOCAL CURRENCY DEBT FUND

Schedule A to the Agreement and Declaration of Trust, amended and effective January 1, 2015, was filed with the Securities and Exchange Commission by EDGAR on January 28, 2015 in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A, and is incorporated by reference herein.